EXHIBIT 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


         We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-95965) pertaining to the Amended Stock Option Plan of MM Companies, Inc., (the "Company") of our report dated March 5, 2004, with respect to the financial statements for the year ended December 31, 2003.



                                         /s/ ROTHSTEIN, KASS & COMPANY, P.C.


Roseland, New Jersey
March 5, 2004